UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 11, 2003

WAVE SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-24752 (Commission File Number)	13-3477246 (I.R.S. Employer Identification No.)
480 Pleasant Street, Lee, Massachusetts 01238 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (413) 243-1600

Item 5.    Other Events.

        On August 11, 2003, Wave Systems Corp. ("Wave") entered into amendments (collectively, the "Amendments") to the two Series H Convertible Preferred Stock Purchase Agreements, each dated as of April 30, 2003 (collectively, the "Purchase Agreements"), among Wave and the institutional and accredited investors party thereto. The Amendments provide, among other things, for an extension of the date (from August 15, 2003 until November 17, 2003) after which the holders of Wave's Series H Convertible Preferred Stock and related warrants to purchase Wave's Class A Common Stock (collectively, the "Series H Securities") can require Wave to repurchase the Series H Securities convertible or exercisable into shares of Class A Common Stock in excess of the Share Cap (as defined below) if Wave's stockholders have not approved the issuance of Class A Common Stock upon conversion or exercise of the Series H Securities in excess of the Share Cap in accordance with Nasdaq listing requirements. As used herein, the term "Share Cap" means 19.99% of the number of shares of Class A Common Stock outstanding before the closing of the transactions under the Purchase Agreements. The Amendments are attached hereto as Exhibits 10.1 and 10.2.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit 10.1	Form of Letter Amendment dated August 8, 2003 to Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003, by and among Wave and the institutional and accredited investors party thereto.
Exhibit 10.2	Form of Letter Amendment dated August 8, 2003 to Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003, by and between Wave and an individual investor party thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.
By:	/s/ STEVEN SPRAGUE Steven Sprague Chief Executive Officer

Dated: August 12, 2003

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Form of Letter Amendment dated August 8, 2003 to Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003, by and among Wave and the institutional and accredited investors party thereto.
Exhibit 10.2	Form of Letter Amendment dated August 8, 2003 to Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003, by and between Wave and an individual investor party thereto.